UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2017

Ocwen Financial Corporation
(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409
(Address of principal executive office)(Zip Code)

(561) 682-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Ocwen Financial Corporation (the “Company”) adopted the Ocwen Financial Corporation 2017 Performance Incentive Plan (the “2017 Plan”) on April 6, 2017, subject to shareholder approval of the 2017 Plan. As disclosed in Item 5.07 of this Form 8-K, the Company’s shareholders have approved the 2017 Plan.

The following summary of the 2017 Plan is qualified in its entirety by reference to the text of the 2017 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The Board or one or more committees appointed by the Board will administer the 2017 Plan. The Board has delegated general administrative authority for the 2017 Plan to the Compensation Committee of the Board. The administrator of the 2017 Plan has broad authority under the 2017 Plan to, among other things, select participants and determine the types of awards that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the 2017 Plan include directors of the Company, officers or employees of the Company or any of its subsidiaries, and certain consultants and advisors to the Company or any of its subsidiaries.

The maximum number of shares of the Company’s common stock (the “Common Stock”) that may be issued or transferred pursuant to awards under the 2017 Plan equals: (1) 670,000 shares, plus (2) 3,717,973 (which represents the number of shares that were available for additional award grant purposes under the Ocwen Financial Corporation 2007 Equity Incentive Plan (the “2007 Plan”) immediately prior to the termination of the authority to grant new awards under the 2007 Plan as of May 24, 2017, the date of shareholder approval of the 2017 Plan), plus (3) the number of any shares subject to stock options granted under the 2007 Plan and outstanding as of May 24, 2017 which expire, or for any reason are cancelled or terminated, after that date without being exercised, plus (4) the number of any shares subject to restricted stock and restricted stock unit awards granted under the 2007 Plan that are outstanding and unvested as of May 24, 2017 which are forfeited, terminated, cancelled, or otherwise reacquired after that date without having become vested (with such any shares taken into account based on the premium share-counting rule discussed below for “full-value awards”).

Shares issued in respect of any “full-value award” granted under the 2017 Plan will be counted against the share limit described in the preceding paragraph as 1.2 shares for each share actually issued in connection with the award. For example, if the Company granted 100 shares of Common Stock under the 2017 Plan, 120 shares would be charged against the share limit with respect to that award. For this purpose, a “full-value award” means any award granted under the plan other than a stock option or stock appreciation right.

Except as described in the next sentence, shares that are subject to or underlie awards granted under the 2017 Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2017 Plan will not be counted against the plan’s share limit and will be available for subsequent awards under the 2017 Plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any stock option or stock appreciation right under the 2017 Plan, as well as any shares exchanged by a participant or withheld by the Company or one of its subsidiaries to satisfy the tax withholding obligations related to any stock option or stock appreciation right, will be counted against the plan’s share limit and will not be available for subsequent awards under the 2017 Plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any “full-value award” under the 2017 Plan, as well as any shares exchanged by a participant or withheld by the Company or one of its subsidiaries to satisfy the tax withholding obligations related to any “full-value award,” will not be counted against the plan’s share limit and will be available for subsequent awards under the 2017 Plan (with such any shares taken into account based on the premium share-counting rule discussed above for “full-value awards”). To the extent that an award granted under the 2017 Plan is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the plan’s share limit and will be available for subsequent awards under the 2017 Plan. In the event that shares are delivered in respect of a dividend equivalent right granted under the 2017 Plan, the number of shares delivered with respect to the award will be counted against the plan’s share limit (after giving effect to the premium share-counting rule discussed above). To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option granted under the 2017 Plan, the number of underlying shares as to which the exercise related will be counted against the plan’s share limit, as opposed to only counting the shares issued.

The types of awards that may be granted under the 2017 Plan include stock options, stock appreciation rights, restricted stock, stock units, stock bonuses and other forms of awards granted or denominated in Common Stock or units of Common Stock, as well as certain cash bonus awards.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2017 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Item 5.07      Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 24, 2017. Shareholders voted on the five proposals set forth below, which are described in detail in the Company’s proxy statement dated April 10, 2017.

Proposal One: Election of Directors

The Company’s shareholders elected the following nominees for director to serve for one-year terms or until their successors are elected and qualified based upon the following votes:

Nominee	For	Withheld	Broker Non-Votes
Phyllis R. Caldwell	70,434,927	1,006,344	37,886,797
Alan J. Bowers	70,148,809	1,292,462	37,886,797
Jacques J. Busquet	70,432,840	1,008,431	37,886,797
Ronald M. Faris	67,886,671	3,554,600	37,886,797
Carol J. Galante	70,434,457	1,006,814	37,886,797
Robert J. Lipstein	70,443,577	997,694	37,886,797
Robert A. Salcetti	67,749,692	3,691,579	37,886,797
DeForest B. Soaries, Jr.	70,419,255	1,022,016	37,886,797

Proposal Two: Ratification, on an advisory basis, of Appointment of Independent Registered Public Accounting Firm

The Company’s shareholders ratified, on a non-binding advisory basis, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 based upon the following votes:

For	106,151,554
Against	2,781,724
Abstain	394,790

Proposal Three: Advisory Vote on Named Executive Officer Compensation

The Company’s shareholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers based upon the following votes:

For	68,283,110
Against	2,005,797
Abstain	1,152,364
Broker Non-Votes	37,886,797

Proposal Four: Advisory Vote on Frequency of Future Advisory Votes on Named Executive Officer Compensation

The Company’s shareholders approved, on a non-binding advisory basis, holding future advisory votes on named executive officer compensation every year based upon the following votes:

One Year	67,282,778
Two Years	240,097
Three Years	3,469,866
Abstain	448,530
Broker Non-Votes	37,886,797

The Company determined that the advisory vote on executive compensation would be held every year until the next vote on the frequency of such advisory vote.

Proposal Five: Approval of the Ocwen Financial Corporation 2017 Performance Incentive Plan

The Company’s shareholders approved the Ocwen Financial Corporation 2017 Performance Incentive Plan based upon the following votes:

For	67,406,396
Against	2,856,675
Abstain	1,178,200
Broker Non-Votes	37,886,797

Item 9.01      Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
Exhibit 10.1	Ocwen Financial Corporation 2017 Performance Incentive Plan

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION (Registrant)

Date: May 24, 2017	By:	/s/ Michael R. Bourque, Jr.
Michael R. Bourque, Jr.
Chief Financial Officer
(On behalf of the Registrant and as its principal financial officer)